BILL Reports Third Quarter Fiscal Year 2025 Financial Results
•Q3 Core Revenue Increased 14% Year-Over-Year
•Q3 Total Revenue Increased 11% Year-Over-Year
SAN JOSE, Calif.--(BUSINESS WIRE) – May 8, 2025 – BILL (NYSE: BILL), a leading financial operations platform for small and midsize businesses (SMBs), today announced financial results for the third fiscal quarter ended March 31, 2025.

“We drove strong financial performance and innovated at scale as we added new capabilities to solve more financial back-office pain points for SMBs and their suppliers,” said René Lacerte, BILL CEO and Founder. “We expanded our platform with a suite of mid-market solutions, enhanced our payment portfolio with streamlined reconciliation, and broadened and diversified our distribution ecosystem. These achievements strengthen our ability to capture the large market opportunity to transform and reimagine financial operations for millions of SMBs.”

“In Q3, we delivered strong growth and significantly exceeded our non-GAAP profitability expectations," said John Rettig, BILL President and CFO. “Our focused execution and durable business model enabled us to achieve this set of strong results. The opportunity ahead of BILL is large, and we are executing well to create sustained value for our customers, partners, and shareholders.”

Financial Highlights for the Third Quarter of Fiscal Year 2025:
•Total revenue was $358.2 million, an increase of 11% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $320.3 million, an increase of 14% year-over-year. Subscription fees were $68.2 million, up 4% year-over-year. Transaction fees were $252.1 million, up 17% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $37.9 million.
•Gross profit was $291.0 million, representing an 81.2% gross margin, compared to $268.0 million, or an 83.0% gross margin, in the third quarter of fiscal 2024. Non-GAAP gross profit was $304.0 million, representing an 84.9% non-GAAP gross margin, compared to $281.5 million, or an 87.1% non-GAAP gross margin, in the third quarter of fiscal 2024.
•Operating loss was $28.9 million, compared to an operating loss of $27.6 million in the third quarter of fiscal 2024. Non-GAAP operating income was $53.3 million, compared to $58.5 million in the third quarter of fiscal 2024, a decrease of 9% year-over-year.
•Net loss was $11.6 million, or $(0.11) per basic and diluted share, compared to net income of $31.8 million, or $0.30 and $0.00 per share, basic and diluted, respectively, in the third quarter of fiscal 2024. Non-GAAP net income was $58.7 million, or $0.50 per diluted share, compared to non-GAAP net income of $68.6 million, or $0.60 per diluted share, in the third quarter of fiscal 2024.
Business Highlights and Recent Developments:
•Served 488,600 businesses using our solutions as of the end of the third quarter.1
•Processed $79 billion in total payment volume in the third quarter, an increase of 11% year-over-year.
•Processed 30 million transactions during the third quarter, an increase of 16% year-over-year.
•Welcomed technology industry leader, Mike Cieri, as Executive Vice President, General Manager of Software Solutions.
Financial Outlook
We are providing the following guidance for the fiscal fourth quarter ending June 30, 2025 and the full fiscal year ending June 30, 2025.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

	Q4 FY25 Guidance	FY25 Guidance
Total revenue (millions)	$370.5 - $380.5	$1,450.0 - $1,460.0
Year-over-year total revenue growth	8% - 11%	12% - 13%
Core revenue (millions)	$335.0 - $345.0	$1,290.0 - $1,300.0
Year-over-year core revenue growth	11% - 15%	15% - 16%
Non-GAAP operating income (millions)	$43.0 - $48.0	$226.2 - $231.2
Non-GAAP net income (millions)	$46.5 - $50.5	$236.7 - $240.7
Non-GAAP net income per diluted share	$0.39 - $0.43	$2.06 - $2.09
The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for non-GAAP net income takes into account the use of corporate cash for investment and other strategic capital allocation, including but not limited to the share repurchase program announced in August 2024. The outlook for non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as its impact on a per diluted share basis is not reasonably estimable.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal third quarter 2025 results and our outlook for the fiscal fourth quarter and fiscal year ending June 30, 2025. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About BILL
BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary network of millions of members to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share for the fiscal fourth quarter and full fiscal year ending June 30, 2025, our planned investments in fiscal year 2025, our revenue growth and profitability profile, activity under our previously-announced share repurchase program, our expectations for the growth of demand for our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Corporate Cards, our ability to attract new customers and convert trial customers into paying customers, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, our relationships with accounting firms and financial institutions, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs we serve and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation and amortization
We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
•gain on debt extinguishment
•amortization of debt issuance costs
•non-GAAP provision for income taxes
It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are exceptional and would have not otherwise been incurred in the normal course of our business operations.

Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding convertible senior notes because we believe that excluding this non-cash gain provides better insight regarding our operational performance.

Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

Lauren Johns
pr@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2025	June 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$1,047,737	$985,941
Short-term investments	1,125,349	601,535
Accounts receivable, net	26,663	28,049
Acquired card receivables, net	705,535	697,216
Prepaid expenses and other current assets	241,332	297,169
Funds held for customers	3,657,218	3,704,907
Total current assets	6,803,834	6,314,817
Non-current assets:
Operating lease right-of-use assets, net	58,076	59,414
Property and equipment, net	104,837	88,034
Intangible assets, net	237,970	281,471
Goodwill	2,396,509	2,396,509
Other assets	31,410	38,568
Total assets	$9,632,636	$9,178,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,302	$7,447
Accrued compensation and benefits	32,998	34,158
Deferred revenue	21,740	17,006
Other accruals and current liabilities	262,921	299,506
Convertible senior notes, net	33,397	—
Customer fund deposits	3,657,218	3,704,907
Total current liabilities	4,017,576	4,063,024
Non-current liabilities:
Deferred revenue	245	4,167
Operating lease liabilities	60,694	62,847
Borrowings from credit facilities, net	180,006	180,009
Convertible senior notes, net	1,499,780	733,991
Other long-term liabilities	3,874	574
Total liabilities	5,762,175	5,044,612
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,331,897	5,233,037
Accumulated other comprehensive income (loss)	7,277	(1,890)
Accumulated deficit	(1,468,715)	(1,096,948)
Total stockholders' equity	3,870,461	4,134,201
Total liabilities and stockholders' equity	$9,632,636	$9,178,813

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenue
Subscription and transaction fees (1)	$320,298	$281,294	$954,857	$821,428
Interest on funds held for customers	37,919	41,734	124,364	125,080
Total revenue	358,217	323,028	1,079,221	946,508
Cost of revenue
Service costs (1)	56,733	43,845	166,633	135,988
Depreciation and amortization (2)	10,479	11,167	31,882	33,427
Total cost of revenue	67,212	55,012	198,515	169,415
Gross profit	291,005	268,016	880,706	777,093
Operating expenses
Research and development (1)	86,540	81,594	250,009	257,145
Sales and marketing (1)	136,758	118,105	395,614	354,808
General and administrative (1)(3)	73,851	63,858	211,744	207,162
Provision for expected credit losses (3)	14,945	17,715	56,964	45,320
Depreciation and amortization (2)	7,857	12,262	24,728	37,403
Restructuring	—	2,104	—	27,195
Total operating expenses	319,951	295,638	939,059	929,033
Operating loss	(28,946)	(27,622)	(58,353)	(151,940)
Other income, net	18,650	59,801	91,831	118,026
Income (loss) before provision for income taxes	(10,296)	32,179	33,478	(33,914)
Provision for income taxes	1,293	370	2,607	2,559
Net income (loss)	$(11,589)	$31,809	$30,871	$(36,473)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)	$0.30	$0.30	$(0.34)
Diluted	$(0.11)	$0.00	$(0.09)	$(0.34)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	102,219	105,436	103,679	106,045
Diluted	102,219	111,176	104,139	106,045

______________________________________
(1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenue - subscription and transaction fees	$562	$446	$1,697	$1,303
Cost of revenue - service costs	2,414	2,190	7,147	7,124
Research and development	27,362	25,183	80,265	78,708
Sales and marketing	9,507	10,968	30,781	37,643
General and administrative	22,384	20,382	62,881	61,684
Restructuring	—	220	—	3,574
Total stock-based compensation	$62,229	$59,389	$182,771	$190,036

(2) Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.
(3) Provision for expected credit losses was included in general and administrative expenses during the three and nine months ended March 31, 2024.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(11,589)	$31,809	$30,871	$(36,473)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	62,230	59,389	182,771	190,036
Amortization of intangible assets	15,165	20,220	46,760	60,663
Depreciation of property and equipment	3,171	3,209	9,850	10,167
Amortization of capitalized internal-use software costs paid in cash	3,114	2,593	10,947	6,332
Amortization of debt issuance costs	1,384	1,651	3,280	5,174
Accretion of discount on investments in marketable debt securities	(7,738)	(15,114)	(29,410)	(39,285)
Accretion of discount on loans held for investment	(5,279)	(2,900)	(15,239)	(5,531)
Gain on debt extinguishment	—	(35,715)	(40,550)	(35,715)
Provision for expected credit losses on acquired card receivables and other financial assets	14,945	18,590	56,964	47,279
Non-cash operating lease expense	2,067	2,038	6,174	6,590
Other	319	1,761	909	1,661
Changes in assets and liabilities:
Accounts receivable	2,442	(4,185)	1,282	(3,795)
Prepaid expenses and other current assets	9,101	5,564	(18,206)	5,413
Other assets	(516)	(828)	8,398	(2,068)
Accounts payable	3,834	(2,131)	1,760	(1,898)
Other accruals and current liabilities	7,246	(14,132)	14,381	6,812
Operating lease liabilities	(2,759)	(2,642)	(7,187)	(7,559)
Other long-term liabilities	2,385	(2,570)	2,261	(2,617)
Deferred revenue	8	202	812	(5,035)
Net cash provided by operating activities	99,530	66,809	266,828	200,151
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(1,104,408)	(1,052,609)	(2,314,975)	(2,042,849)
Proceeds from maturities and sales of corporate and customer fund short-term investments	624,617	577,254	1,727,367	1,858,759
Purchase of intangible assets	—	—	(2,868)	—
Purchases of loans held for investment	(196,212)	(108,830)	(576,885)	(218,943)
Principal repayments of loans held for investment	194,846	97,561	564,295	191,861
Acquired card receivables, net	(153,338)	(127,508)	(146,388)	(139,850)
Purchases of property and equipment	(1,147)	(16)	(1,546)	(771)
Capitalization of internal-use software costs	(7,460)	(3,833)	(21,219)	(14,595)
Other	(1,003)	—	(1,582)	—
Net cash used in investing activities	(644,105)	(617,981)	(773,801)	(366,388)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	—	1,400,000	—
Cash paid for convertible senior notes issuance costs	(906)	—	(24,006)	—
Payments for repurchase of convertible senior notes	—	(710,931)	(539,403)	(710,931)
Proceeds from unwind of capped calls	—	10,252	—	10,252
Purchase of capped calls	—	—	(92,960)	—
Customer fund deposits liability and other	(114,587)	(144,394)	(61,856)	155,376
Prepaid card deposits	11,102	(4,292)	43,473	(20,776)
Repurchase of common stock	—	—	(400,001)	(211,902)
Proceeds from line of credit borrowings	—	45,000	—	45,000
Proceeds from exercise of stock options	520	1,473	2,772	6,525
Tax withholdings related to net share settlements of equity awards	(1,702)	(1,681)	(6,416)	(1,681)
Proceeds from issuance of common stock under the employee stock purchase plan	—	8,649	5,302	16,495
Contingent consideration payout	—	(5,291)	—	(10,762)
Net cash provided by (used in) financing activities	(105,573)	(801,215)	326,905	(722,404)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	591	(390)	(181)	(397)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(649,557)	(1,352,777)	(180,249)	(889,038)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,820,707	4,688,580	3,351,399	4,224,841
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,171,150	$3,335,803	$3,171,150	$3,335,803
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,047,737	$952,474	$1,047,737	$952,474
Restricted cash included in other current assets	92,754	153,031	92,754	153,031
Restricted cash included in other assets	5,297	5,297	5,297	5,297
Restricted cash and restricted cash equivalents included in funds held for customers	2,025,362	2,225,001	2,025,362	2,225,001
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,171,150	$3,335,803	$3,171,150	$3,335,803

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of gross profit:
GAAP gross profit	$291,005	$268,016	$880,706	$777,093
Add:
Depreciation and amortization (1)	10,479	11,167	31,882	33,427
Stock-based compensation and related payroll taxes charged to cost of revenue	2,530	2,277	7,367	7,351
Non-GAAP gross profit	$304,014	$281,460	$919,955	$817,871
GAAP gross margin	81.2%	83.0%	81.6%	82.1%
Non-GAAP gross margin	84.9%	87.1%	85.2%	86.4%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of operating expenses:
GAAP research and development expenses	$86,540	$81,594	$250,009	$257,145
Less - stock-based compensation and related payroll taxes	(28,553)	(26,062)	(82,303)	(80,499)
Non-GAAP research and development expenses	$57,987	$55,532	$167,706	$176,646

GAAP sales and marketing expenses	$136,758	$118,105	$395,614	$354,808
Less - stock-based compensation and related payroll taxes	(9,869)	(11,417)	(31,419)	(38,508)
Non-GAAP sales and marketing expenses	$126,889	$106,688	$364,195	$316,300

GAAP general and administrative expenses (1)	$73,851	$63,858	$211,744	$207,162
Less:
Stock-based compensation and related payroll taxes	(22,957)	(20,863)	(63,939)	(62,797)
Acquisition and integration-related expenses	—	(3)	—	(972)
Restructuring	—	—	92	—
Non-GAAP general and administrative expenses	$50,894	$42,992	$147,897	$143,393
___________________ (1) Provision for expected credit losses was included in general and administrative expenses during the three and nine months ended March 31, 2024.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of operating loss:
GAAP operating loss	$(28,946)	$(27,622)	$(58,353)	$(151,940)
Add:
Depreciation and amortization (1)	18,336	23,429	56,610	70,830
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	63,909	60,619	185,028	189,155
Acquisition and integration-related expenses	—	3	—	972
Restructuring	—	2,104	(92)	27,195
Non-GAAP operating income	$53,299	$58,533	$183,193	$136,212
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash. (2) Excludes stock-based compensation charged to Restructuring, shown separately below.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of net income (loss):
GAAP net income (loss)	$(11,589)	$31,809	$30,871	$(36,473)
Add - GAAP provision for income taxes	1,293	370	2,607	2,559
Income (loss) before taxes	(10,296)	32,179	33,478	(33,914)
Add (less):
Depreciation and amortization (1)	18,336	23,429	56,610	70,830
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	63,909	60,619	185,028	189,155
Acquisition and integration-related expenses	—	3	—	972
Restructuring	—	2,104	(92)	27,195
Gain on debt extinguishment, net of change on mark to market derivatives	—	(34,297)	(40,550)	(34,297)
Amortization of debt issuance costs	1,384	1,651	3,280	5,174
Non-GAAP net income before non-GAAP tax adjustments	73,333	85,688	237,754	225,115
Non-GAAP provision for income taxes (3)	(14,667)	(17,138)	(47,551)	(45,023)
Non-GAAP net income	$58,666	$68,550	$190,203	$180,092
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash.
(2) Excludes stock-based compensation charged to Restructuring, shown separately below.
(3) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.11)	$0.30	$0.30	$(0.34)
Add - GAAP provision for income taxes	0.01	0.00	0.03	0.02
Income (loss) before taxes	(0.10)	0.30	0.33	(0.32)
Add:
Depreciation and amortization (1)	0.18	0.22	0.55	0.67
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.63	0.58	1.77	1.77
Acquisition and integration-related expenses	—	0.00	—	0.01
Restructuring	—	0.02	0.00	0.26
Gain on debt extinguishment, net of change on mark to market derivatives	—	(0.33)	(0.39)	(0.32)
Amortization of debt issuance costs	0.01	0.02	0.03	0.05
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.72	$0.81	$2.29	$2.12
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.62	$0.74	$2.10	$1.93
Less - Non-GAAP provision for income taxes	(0.14)	(0.16)	(0.46)	(0.42)
Non-GAAP net income per share attributable to common stockholders, basic	$0.57	$0.65	$1.83	$1.70
Non-GAAP net income per share attributable to common stockholders, diluted	$0.50	$0.60	$1.68	$1.54
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	102,219	105,436	103,679	106,045
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	102,219	111,176	104,139	106,045
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	117,667	115,059	113,126	116,666

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$99,530	$66,809	$266,828	$200,151
Purchases of property and equipment	(1,529)	(16)	(1,546)	(771)
Capitalization of internal-use software costs	(7,460)	(3,833)	(21,219)	(14,595)
Free cash flow	$90,541	$62,960	$244,063	$184,785

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	March 31, 2025	June 30, 2024
Remaining performance obligations to be recognized as revenue:
Over the next 1 year	$30,931	$30,225
Between 1 to 2 years	16,703	16,887
Thereafter	26,796	39,733
Total	$74,430	$86,845